Exhibit 1.2
AMENDMENT NO. 1
TO
STEMCELLS, INC.
10,000,000 SHARES
CONTROLLED EQUITY OFFERINGsm
SALES AGREEMENT
     This Amendment No. 1 to the Controlled Equity Offering Sales Agreement (the “Amendment”) entered into as of July 18, 2008 amends the Controlled Equity Offeringsm Sales Agreement (the “Agreement”) dated as of December 26, 2006 by and between STEMCELLS, INC., a Delaware corporation (the “Company”) and Cantor Fitzgerald & Co. (“Cantor”).
     WHEREAS, the Company has filed a new registration statement that supersedes the registration statement contemplated in the Agreement and the Company and Cantor desire to amend the Agreement to allow for the continued issuance and sale of Shares (as defined in the Agreement), pursuant to the new registration statement that has been filed by the Company and any comparable successor registration statement.
     NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree, as follows:
1. Amendment to Section 1 the Agreement. The second paragraph of Section 1 of the Agreement is hereby amended and restated in its entirety as follows:
     “The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-151891), including a base prospectus, with respect to equity offerings, including the Shares, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to CF&Co, for use by CF&Co, copies of one or more prospectuses included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act, as well as any comparable successor registration statement filed by the Company for the sale of shares of its Common Stock, including the Shares, collectively, are herein called the “Registration Statement,” and the base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.”

Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).”
     2. Miscellaneous.
     2.1. Full Force and Effect. Except to the extent specifically amended hereby, the provisions of the Agreement shall remain unmodified, and the Agreement shall continue in full force and effect.
     2.2. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).
     2.3. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     2.4. Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.
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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives as a contract under seal as of the date first set forth above.

STEMCELLS, INC.
By:	/s/ Kenneth Stratton
	Name:	Kenneth Stratton
	Title:	General Counsel

CANTOR FITZGERALD & CO.
By:	/s/ Jeff Lumby
	Name:	Jeff Lumby
	Title:	Managing Director